Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Management of Acon Laboratories, Inc.
San Diego, California

We have audited the accompanying statements of net assets sold of the Lateral Flow Product Line of Acon Laboratories Inc. and affiliates (the “Product Line”) as of December 31, 2005 and 2004, and the related statements of Revenue and Direct Expenses for the years ended December 31, 2005 and 2004 (the “Statements”), pursuant to the Acquisition Agreement between Acon Laboratories, Inc. and affiliates and Inverness Medical Innovations, Inc. (“Inverness”) dated February 24, 2006 (the “Agreement”), as described in Note 1 to the Statements. These Statements are the responsibility of Acon Laboratories, Inc.’s management. Our responsibility is to express an opinion on the Statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying Statements were prepared to present the net assets sold and the revenue and direct expenses of the Product Line of Acon Laboratories, Inc. and affiliates pursuant to the Agreement described in Note 1, and are not intended to be a complete presentation of the Product Line’s assets, liabilities, revenues or expenses.

In our opinion, the Statements present fairly, in all material respects, the net assets sold of the Product Line as of December 31, 2005 and 2004 and the related revenue and direct expenses for the years ended December 31, 2005 and 2004, pursuant to the Agreement referred to in Note 1, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO Seidman LLP

Boston, Massachusetts
May 19, 2006

LATERAL FLOW PRODUCT LINE OF ACON
STATEMENTS OF NET ASSETS SOLD
DECEMBER 31
(Dollars in thousands)

	2005	2004

ACCOUNTS RECEIVABLE, NET OF ALLOWANCE OF $44 AND $281	$9,872	$7,700

INVENTORY, NET OF RESERVE OF $45 AND $68	2,203	684

ACCRUED COMPENSATION	(373)	(451)

ACCRUED CUSTOMER REBATES	(577)	—

COMMITMENTS AND CONTINGENCIES	—	—

NET ASSETS SOLD	$11,125	$7,933

See accompanying notes to these financial statements.

LATERAL FLOW PRODUCT LINE OF ACON
STATEMENTS OF REVENUE AND DIRECT EXPENSES
FOR THE YEARS ENDED DECEMBER 31
(Dollars in thousands)

	2005	2004

NET REVENUE	$50,973	$43,736

COST OF REVENUE	14,729	11,969

GROSS MARGIN	36,244	31,767

DIRECT EXPENSES	19,520	21,444

NET REVENUE IN EXCESS OF DIRECT EXPENSES	$16,724	$10,323

See accompanying notes to these financial statements.

LATERAL FLOW PRODUCT LINE OF ACON

NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004
(Dollars in thousands)

1. BASIS OF PRESENTATION

ACON Laboratories, Inc. and Affiliates (ACON) and Inverness Medical Innovations, Inc, entered into an Acquisition Agreement (the “Agreement”) dated February 24, 2006. Under the terms of the Agreement, Inverness acquired (i) certain assets and assumed certain liabilities of ACON’s business of researching, developing, manufacturing, marketing and selling lateral flow immunoassay and directly-related products in the United States, Canada, Europe (excluding Russia, the former Soviet Republics that are not part of the European Union and Turkey), Israel, Australia, Japan and New Zealand (the “Product Line”) and (ii) all of the capital stock of Rich Horizons International, Ltd. and its wholly-owned subsidiary ABON BioPharm (Hangzhou) Co., Ltd., which owns a newly-constructed manufacturing facility (the “New Facility”) currently undergoing validation in Hangzhou, China.

The activities of the Product Line have historically been operated in part by; ACON Laboratories, Inc., Azure Institute,Inc., LBI,Inc.,  Oakville  Hong Kong, Ltd. and Acon Biotech (Hangzhou) Co., Ltd. All of these entities are under common control. The accompanying financial statements of the Product Line (the “Statements”) have been prepared based upon the carve out of certain historical financial information of these entities. In addition, the Statements do not reflect the Company’s subsequent acquisition of the Rich Horizons or the New Facility.

The Company and ACON have also entered into various other agreements in connection with the consummation of the acquisition of the Product Line and the acquisition of the capital stock of Rich Horizons, including but not limited to, a license agreement, non-competition agreements, transition services agreements, supply agreements, an investor rights agreement and other ordinary and customary agreements.

Inverness has also, subject to satisfaction of certain financial performance and operational conditions, agreed to acquire the Product Line from ACON in the rest of the world on or before January 31, 2009.

2. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Description of Business—ACON is a world-wide provider of diagnostic test kits in the consumer, point-of-care and laboratory markets. The key products segments are Fertility, Infectious Disease and Drugs of Abuse and are manufactured at Acon’s facility in Hangzhou, China. The Product Line is sold outside of the United States to end users in retail markets. In addition, the Product Line is sold in the United States to end users in retail markets through Acon Labs.

Basis of Consolidation—The Statements of foreign affiliates are generally measured using the local currency as the functional currency. Net assets denominated in non-U.S.-dollar currencies are translated into U.S. dollar equivalents using year-end foreign exchange rates. Revenue and expenses are translated monthly at amounts that approximate average exchange rates for the period.

Use of Estimates—The preparation of the Statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets sold at the date of the Statements, and the reported amounts of net sales and expenses during the reported periods. Actual results could differ from those estimates.

Net Assets Sold

Accounts Receiable and Inventory—Accounts Receivable and Inventory in the accompanying statement of net assets sold represent specific customer balances or inventory contractually agreed to be sold.  These amounts are not the historical amount of accounts receivable or inventory maintained by the Product Line.

Accrued Compensation and Customer Rebates—Accrued Compensation and Customer Rebates consist of the accrued fringe benefits such as the accrued commissions, bonus and vacation accruals for certain staff of the Product Line and agreed upon rebates to customers of the Product Line.

Revenue Recognition—Revenue from product sales is recognized upon passage of title and risk of loss to customers. Provisions for returns and other adjustments are recorded as a reduction of gross sales in the period in which the related sales are recorded.

Cost of Sales—Cost of sales includes direct costs to manufacture inventory and includes an allocation of the Product Line’s variable and fixed overhead based on Acon’s manufacturing costs. In addition, certain costs including manufacturing management, freight and distribution are allocated based on a historical relationship between sales of the Product Line and sales of other similar Acon products. Management believes these allocations to be reasonable.

Direct Expenses—Allocation of indirect selling, general and administrative expenses has been made using a historical relationship between sales of the Product Line and sales of other similar Acon’s products. Management believes these allocations to be reasonable.

Commitments and Contingencies—During the periods presented there were lawsuits, claims and proceedings between Acon and Inverness. Total Litigation fees incurred and recorded as expenses in the accompanying statements were $5,193 and $7,525 for 2005 and 2004 respectively. There are no other material outstanding lawsuits, claims or proceedings related to the product line during the periods presented.

3. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2005 and 2004, there were transaction between Acon Bio, Acon Labs, Azure, Oakville and its related companies. The related party transactions recorded in the accompanying statements include the following:

Acon Bio recorded sales of finished goods to Hangzhou Adicon Clinical Laboratories, Inc for $2 and $56 for the years 2005 and 2004 respectively and sales of raw materials to Genclonn Biotech (Hangzhou) Co, Ltd for $35 during 2004.

In addition, Acon bio also recorded the purchase of raw materials from Genclon Biotech (Hangzhou) Co, Ltd for $2,824 during the year 2005.

During 2004, Acon Bio also paid an amount of $4 to Hangzhou Adicon Clinical Laboratories, Inc for samples and testing fees.

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